Exhibit 99.1

Chairman's Report                                                                                                                                                                April 13, 2009
I am very pleased to be able to introduce this month's newsletter which contains important news about SIRE.  First, our plant is now tested, commissioned and operational.  I want to extend my thanks to all at SIRE, ICM, MidAmerican Energy and many subcontractors who have worked so hard to make this happen.  More detail is provided below.  Second, Mark Drake recently resigned as our General Manager, President and CEO.  We thank Mark for his diligent efforts during the construction phase of our project and we wish him well.   SIRE is very fortunate to have secured the services of Mickey Lay as Interim General Manager, President and CEO.  Mickey is a very experienced operator of large agribusiness facilities and will drive our initial operations to full potential.    The Board of Directors has already begun the search for a new General Manager, President and CEO, and we hope to have someone in place permanently within a couple of months.  Thanks to all for your past and continued support for SIRE and now that the plant is in production, we look forward to being an important economic driver for Southwest Iowa.
Karol King, Chairman of the Board

President’s Report
I appreciate Karol’s kind introduction, and I want to let everyone know that I am honored to be asked to fill this interim position. I know that I am joining a great team, and look forward to working with the SIRE staff and the Board of Directors. I have been with Bunge North America, Inc. for over 30 years, and have served in a variety of positions. Currently, I hold a position in the Bio-Fuels Division of Bunge North America, out of St. Louis, MO. Much of my experience is in plant management, plant engineering, and working in the grain handling and processing arena. I have provided engineering support and consultation with the SIRE project for most of 2008. I want to give you an update on our progress.

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This plant and your employees have an excellent safety record.  To date we have had only two minor injuries, with over 31,500 hours worked since December 1, 2008. Our Environmental Health & Safety Director, Dave Franklin, has worked diligently to ensure appropriate procedures are in place and being followed for every process from wearing required personal protection equipment, to lock-out-tag-out, and confined space permitting.

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We have completed training on the gas-fired Victory Boilers and worked with bringing the steam line up and back down. As of April 4, MidAmerican Energy is shut down for their 6 weeks of maintenance. During this transition we saw the backup boilers come up smoothly, a testament to the training and handling by our staff.

•	Material Handling has worked out the kinks with corn delivery and the load out of DDGs, as well as syrup.
•	Accounting department has worked to smooth out the process of invoicing and billing for each commodity, as they train everyone to the new software and systems.
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Maintenance has worked hard to resolve the trouble areas, working on belts, motors and other equipment that has not worked as expected, they have also begun the regular PMs, working to maintain the equipment. They will also be working to ensure many of the final details are finished, such as completing the paving, landscaping and implementing pest and weed control measures.

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The Lab has worked closely with production and trained the production operators to complete the necessary lab tests. They are also completing all the water testing to ensure we comply with our permits and reports.

SIRE Newsletter – Volume III Issue 4
This newsletter contains forward-looking statements.  We undertake no responsibility to update any forward-looking statement.  When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements.  Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings.

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Production employees continue to work with the ICM start up teams, to learn the Distributive Control System and the various methods to fine tune the process. Throughout all this our department heads have shown exemplary leadership, working long hours to make sure everyone is trained and safe.

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The Plant Engineer, Ed Milner, has been kept busy coordinating the ‘care and feeding’ of the steam line. Ensuring the safe and efficient functioning of the steam line has required coordinating communications between MidAmerican Energy, ICM, and SIRE. This will continue to be critically important going forward.

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During this start up we have learned to handle the steam line during the Iowa winter. During one shut down of the steam line, as it was being cleaned, a concrete steam line support was damaged; this was caused because the steam line grows several inches when warmed up and contracts that distance when it is brought down. The support is repaired, and has been redesigned for the amount of movement necessary.

•	March Production: Denatured Ethanol 6,044,286.60 Gal
WDGs - Wet Dist. Grains                                                              7,144.03 Tons
DDGs - Dried Dist Grains                                                            12,855.43 Tons
Condensed Solubles - Syrup                                                              2,601.16 Tons
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One of the methods a plant can work to increase cost effectiveness is to reduce the amount of energy used in drying the DDG’s. To accomplish this it is important to SIRE to maximize our opportunities to sell WDGs. We hope to see our members who require animal feed utilizing our product.

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Recently, we have been working to return one of our two Regenitive Thermal Oxidizers to service. Our RTO is used to incinerate air emissions from the ethanol process, in particular, the rotary dryers and DDG cooling exhaust. During the course of ICM bringing the facility up to its design capacity, a problem occurred in the drying and RTO system, resulting in a dryer fire and pressure relief in the RTO housing. This resulted in damage to the RTO and dryer. ICM has worked around the clock to repair the system. We will be working on bringing the system back on line very shortly. During this period we have run the plant with one RTO and dryer system, with assurances from ICM that it is safe. As a result we have maintained about a 65% production rate.

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The majority of the contractors and sub-contractors have demobilized, and removed their equipment and trailers from the plant. ICM continues to complete several small projects and have demobilized many staff from the facility. The largest item remaining to complete is the installation of a turbine at MidAmerican Energy, and the construction of the turbine building. This is not expected to be completed until midsummer.

I want to thank everyone for their support and I look forward to meeting everyone at the annual meeting.

The annual meeting for 2009 is currently planned to be held on July 17th.  Space has been reserved at the Treynor Community Center, 11 W. Main, Treynor, IA. We will have Plant tours scheduled at the conclusion of the meeting. We will provide more details as they are finalized.

Grain delivery hours are Monday through Friday.  Saturday deliveries will be scheduled on an as needed basis.  Check the website, www.sireethanol.com, for details and up-to-date hours. Chuck Peterson (712-352-5008) and Kristan Barta (712-352-5010) are our on-site merchandisers for corn and DDGS. The afterhours grain bid line can be reached at 712-366-0392 / 877-366-2480, selection #1.

SIRE Newsletter – Volume III Issue 4
This newsletter contains forward-looking statements.  We undertake no responsibility to update any forward-looking statement.  When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements.  Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings.

Please contact me directly at (712) 366-0392 if you have any issues or concerns regarding the project or our operations.

James “Mickey” Lay,
Interim General Manager
CEO/President

SIRE Newsletter – Volume III Issue 4
This newsletter contains forward-looking statements.  We undertake no responsibility to update any forward-looking statement.  When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements.  Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings.